Exhibit 10.9

FIRST AMENDMENT TO STANDARD OFFICE LEASE

THIS FIRST AMENDMENT TO STANDARD OFFICE LEASE (this “Amendment”) is dated as of August 23, 2012, by and between DANARI BROADWAY, LLC, a Delaware limited liability company (“Landlord”) and GLOBAL CLEAN ENERGY HOLDINGS, INC., a Delaware corporation (“Tenant”) with reference to the following recitals:

RECITALS

Landlord and Tenant are parties to that certain Office Lease dated May 24, 2010 (the “Lease”) whereby Tenant leases certain office space located and addressed at 100 West Broadway, Long Beach, California (the “Building”).

By this FIRST Amendment, Landlord and Tenant desire to amend the Lease on the terms and conditions of this Amendment.  Capitalized terms not otherwise defined herein will have the meanings assigned to them in the Lease.

AMENDMENT

In consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree as follows:

The Premises.    Landlord and Tenant hereby acknowledge that Tenant currently leases from Landlord that certain space in the building containing 2,000 rentable square feet located on the sixth (6th) floor of the Building and known as Suite 650 (the “Premises”)

Extended Term.  The Term of this lease shall be extended for a period of twelve (12) months, commencing September 1, 2012 and expiring August 31, 2013 (“Extended Term”).

 Monthly Basic Rental.  The monthly “Basic Rental” due and payable by Tenant during the Extended Term, is as follows:

Months During Extended Term	Monthly Rate ($/RSF/month)	Monthly Basic Rental
September 1, 2012 – August 31, 2013	$1.75	$3,500.00

Expansion Lease: If Tenant and Landlord agree to execute a lease that expands the length of the term of the current space or results in an expansion or a relocation that includes an increase of rentable square footage ("Increased Term") prior to the expiration of the Extended Term, this Lease shall be terminated and replaced with the ("Increased Term or Expansion Lease").

Condition of Premises.   Tenant hereby agrees to accept the Premises in its “as-is” condition and Tenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any work or services related to the improvement of the Premises.

Representations and Warranties by Tenants.  Tenant represents and warrants to Landlord the truth and accuracy of the following matters as of the date of this Amendment: (a) Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect to the Premises; (b) Tenant has not pre-paid or overpaid any rent or other charges to Landlord; (c) To Tenant’s knowledge, Landlord is not in default under the terms of the Lease, and Tenant has no claims, defenses or offsets under the Lease that would limit or preclude Landlord’s enforcement of the Lease; and (d) Landlord and any third-party mortgagee, prospective mortgagee, or prospective purchaser may rely on the foregoing representations and warranties in connection with any loan or sale of the property of which the Premises are a part.

Brokers.  Each party represents and warrants to the other that no other broker, agent or finder, other than Lee & Associates (“Brokers”), negotiated or was instrumental in negotiating or consummating this First Amendment. Each party further agrees to defend, indemnify, and hold harmless the other party from and against any claim for commission or finder’s fee by any entity, other than the Broker, who claims or alleges that they were retained or engaged by such party in connection with this First Amendment.

Conflicts.  If any conflicts exist between the terms of the Lease and the terms of this Amendment, the terms of this Amendment will supersede the terms in the Lease as necessary to resolve the conflict.

Miscellaneous.  The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in the Lease and this Amendment.  The undersigned signatories represent that they have full and complete authority to bind their respective parties to this Amendment and that no other consent is necessary or required in order for the signatories to execute this Amendment on behalf of their respective parties.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together shall constitute one in the same Amendment and may be delivered by facsimile.

[SIGNATURE PAGE FOLLOWS]

The undersigned parties have executed this Amendment as of the above date.

LANDLORD:	TENANT:
DANARI BROADWAY, LLC,
a Delaware limited liability company

By:     ARI Dancub II, LP,
a Delaware limited partnership
Its Sole Member

By:     Adler Realty Investments, Inc.
a California corporation
its General Partner

By:  /s/ Tae K. Nam
              Tae K. Nam
                        Authorized Signatory
GLOBAL CLEAN ENERGY HOLDINGS, INC. a Delaware corporation By: /s/ Richard Palmer Print: Richard Palmer Its: President/CEO